EXHIBIT 99.3


                   ACQUISITION OF STONE STREET BANCORP, INC.
                                      BY
                           CCB FINANCIAL CORPORATION


                               INSTRUCTION FORM


     The undersigned has, and agrees to continue to have as of the effective time (the "Effective Time") of the acquisition of Stone Street Bancorp, Inc. ("Stone Street") by CCB Financial Corporation ("CCB") through the merger of CCBFC, Inc., a subsidiary of CCB, with Stone Street (the "Merger"), the number of shares of Stone Street Common Stock shown below in the account listed (the "Shares").


     The undersigned hereby irrevocably appoints the nominee or other fiduciary who is the record holder of the Shares as the undersigned's agent and attorney-in-fact for the purpose of submitting, and directs such agent and attorney-in-fact to submit, a Cash Election Form to Registrar and Transfer Company, as Exchange Agent for the Merger, electing to tender all of the Shares for cash in connection with the Merger.




                             BROKER, BANK OR
   NAME OF ACCOUNT        OTHER ENTITY IN WHICH       NUMBER OF SHARES
 AND ACCOUNT NUMBER     THE ACCOUNT IS MAINTAINED        IN ACCOUNT
--------------------   ---------------------------   -----------------

     The undersigned directs that such agent and attorney-in-fact submit a Cash Election Form with respect to the Shares on or before September 24, 1999 at the following address:



  Registrar and Transfer Company
  Attn:
  10 Commerce Drive
  Cranford, N.J. 07016-3572


     The undersigned agrees that should all of the Shares not be and remain in such account as of the Effective Time, the nominee or other fiduciary described above shall have no obligation or liability to the undersigned with respect to the matters set forth herein.


     This the     day of        , 1999.

                                            ------------------------

                                            ------------------------
                                            (Sign exactly as your name(s)
                                            appear on the account listed
                                            above.)


                                            THE ABOVE SIGNATURE(S) MUST BE
                                            GUARANTEED BY A BANK, BROKERAGE
                                            FIRM OR OTHER ELIGIBLE GUARANTOR
                                            INSTITUTION UNDER SEC RULE
                                            240.17AD-15.